CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Causeway Capital Management Trust of our reports dated November 28, 2017, relating to the financial statements and financial highlights, which appear in Causeway International Value Fund’s, Causeway Global Value Fund’s, Causeway Emerging Markets Fund’s, Causeway International Opportunities Fund’s, Causeway Global Absolute Return Fund’s and Causeway International Small Cap Fund’s Annual Reports on Form N-CSR for the year ended September 30, 2017. We also consent to the references to us under the headings “Financial Highlights – International Value Fund”, “Financial Highlights – Global Value Fund”, “Financial Highlights – Emerging Markets Fund”, “Financial Highlights – International Opportunities Fund”, “Financial Highlights – Global Absolute Return Fund”, “Financial Highlights – International Small Cap Fund”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

July 24, 2018